As filed with the Securities and Exchange Commission on January 20, 2005

Registration No. 333-112128

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HEALTHETECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0478611
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

523 Park Point Drive, Suite 300 Golden, Colorado	80401
(Address of Principal Executive Offices)	(Zip Code)

Copy to:

James W. Dennis Chief Executive Officer HealtheTech, Inc. 523 Park Point Drive, Suite 300 Golden, Colorado 80401 (303) 526-5085	Whitney Holmes, Esq. Hogan & Hartson L.L.P. 1200 Seventeenth Street, Suite 1500 Denver, Colorado 80202 (303) 899-7300

(Name, address and telephone number, including area code, of agent for service)

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 to Form S-3 Registration Statement relates to the Registration Statement on Form S-3 (File No. 333-112128 (the “Registration Statement”) of HealtheTech, Inc. (the “Company”) pertaining to 3,078,941 shares of common stock, $.001 par value, of the Company, and up to 2,155,265 shares of common stock of the Company issuable upon the exercise of warrants to purchase common stock, which was filed with the Securities and Exchange Commission (the “Commission”) on January 22, 2004.

On January 19, 2005, the Company filed a Form 15 with the Commission to effect the deregistration of its common stock. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statement that remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden, State of Colorado on this 20 day of January, 2005.

HEALTHETECH, INC.

By:	/s/ James W. Dennis
James W. Dennis
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Form S-3 Registration Statement has been signed on by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ James W. Dennis James W. Dennis	Chairman and Chief Executive Officer (Principal Executive Officer)	January 20, 2005

/s/ Rick Fresia Rick Fresia	Vice president, Finance (Principal Financial and Accounting Officer)	January 20, 2005

/s/ Alexander MacPherson Alexander MacPherson	President, Chief Operating Officer, Secretary and Director	January 20, 2005

/s/ Arthur J. Samberg Arthur J. Samberg	Director	January 20, 2005

/s/ Robert I. Theis Robert I. Theis	Director	January 20, 2005

/s/ Gerald J. Laber Gerald J. Laber	Director	January 20, 2005

/s/ Vernon A. Brunner Vernon A. Brunner	Director	January 20, 2005

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